Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements and related prospectuses of The Timken Company listed below of our reports dated February 22, 2007, with respect to the consolidated financial statements and schedule of The Timken Company, The Timken Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Timken Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2006:

Registration		Filing
Number	Description of Registration Statement	Date
333-17503	The Timken Company Dividend Reinvestment Plan — Form S-3	December 9, 1996

333-41155	OH&R Investment Plan — Form S-8	November 26, 1997

333-43847	The Timken Company International Stock Ownership Plan — Form S-8	January 7, 1998

333-45891	$300,000,000 Medium-Term Notes, Series A - Amendment No. 4 to Form S-3	April 23, 1998

333-76062	The Company Savings Plan for the Employees of Timken France — Form S-8	December 28, 2001

333-100731	11,000,000 shares of Timken Company Common Stock; $250,000,000 in Senior Notes – Form S-3	February 11, 2003

333-103753	The Timken Company Savings and Stock Investment Plan for Torrington Non-Bargaining Associates – Form S-8	March 11, 2003

333-103754	The Timken Company Savings Plan for Torrington Bargaining Associates – Form S-8	March 11, 2003

333-105333	The Timken Share Incentive Plan – Form S-8	May 16, 2003

333-108840	The Hourly Pension Investment Plan – Form S-8	September 16, 2003

333-108841	Voluntary Investment Program for Hourly Employees of Latrobe Steel Company – Form S-8	September 16, 2003

333-113390	The Voluntary Investment Pension Plan for Hourly Employees of The Timken Company – Form S-8	March 8, 2004

333-113391	The Timken Company – Latrobe Steel Company Savings and Investment Pension Plan – Form S-8	March 8, 2004

333-113394	The Rail Bearing Service Employee Savings Plan – Form S-8	March 8, 2004

333-114647	The Timken Company Long-Term Incentive Plan – Form S-8	April 20, 2004

333-118664	MPB Employees’ Savings Plan – Form S-8	August 30, 2004

/s/ Ernst & Young LLP

Cleveland, Ohio
February 27, 2007